Exhibit 99.3

September 12, 2024

RE: XUHANG HOLDINGS LIMITED

Dear Sirs or Madams,

We are qualified to practice law in the People’s Republic of China (the “PRC”) and to issue opinions on the PRC laws. For the purpose of this legal opinion (this “Opinion”), the PRC shall not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region or Taiwan.

We are acting as the PRC counsel to XUHANG HOLDINGS LIMITED (the “Company”), a company incorporated under the laws of Cayman Islands, in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, on March 31, 2023, relating to the initial public offering (the “Offering”) by the Company of its ordinary shares, par value US$0.002 (the “Ordinary Shares”), and the listing of the Company’s Ordinary Shares on the Nasdaq Capital Market (the “Nasdaq”). We have been requested to give this Opinion as to the matters set forth below.

Capitalized terms used in this Opinion and not otherwise defined herein shall have the same meanings set forth in the Registration Statement.

1.	Definitions

Unless otherwise defined in this Opinion, capitalized terms used in this Opinion, shall have the meanings set forth hereunder,

CSRC	refers to China Securities Regulatory Commission;

MOFCOM	refers to the Ministry of Commerce of the PRC;

M&A Rules	refers to the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, jointly adopted by MOFCOM, CSRC, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006, and was amended on June 22, 2009;

Announcement No. 43	refers to theTrial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, adopted by CSRC on February 17, 2023, which became effective on March 31, 2023;

PRC subsidiaries	refers to the entities identified in Appendix A hereof, and each, a “PRC subsidiary”; and

PRC Laws	refers to any and all laws, regulations, statutes, rules, decrees, notices, and the Supreme Court’s judicial interpretations currently in effect and publicly available in the PRC as of the date hereof.

2.	Assumptions

For the purpose of this Opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by or on behalf of the Company and such other documents, corporate records, and certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this Opinion.

In our examination of the documents and for the purpose of giving this Opinion, we have relied upon the following assumptions, which we have not independently verified:

(i)	All documents submitted to us as copies are identical to their originals;

(ii)	All signatures, seals and chops on such documents are genuine;

(iii)

All parties in relation to any of the documents aforesaid or to any other documents as referred to in this Opinion have the requisite power and authority to enter into, and have duly executed and delivered the documents and performed their obligations hereunder (except we do not make such assumptions about the PRC subsidiaries); and

(iv)	All facts and documents which may affect our opinions herein have been disclosed to us, and there has not been or will not be any omission in respect of such disclosure.

As used in this Opinion, the expression “to the best of our knowledge” or similar language with reference to matters of fact refers to the actual knowledge of the attorneys of our law firm. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our Opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact.

This Opinion is rendered based on the PRC laws, regulations, rules, orders, decrees, guidelines or notices effective and publicly available as of the date hereof and there is no assurance that any PRC Laws will not be changed, amended or replaced in the future with or without retrospective effect.

We do not purport to be an expert on or to be generally familiar with or qualified to express legal opinions based on any laws other than the PRC Laws. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than the PRC.

3.	Opinions

Based upon the foregoing examinations and assumptions and subject to the qualifications set forth herein, we are of the opinion that:

(i)

Corporate Structure. Each of the PRC subsidiaries has been duly incorporated and is validly existing under applicable PRC laws. The descriptions of the corporate structure of the subsidiaries as set forth in the Registration Statement under the captions “Prospectus Summary — Corporate Information” and “Corporate History and Structure” are true and accurate in all material respects, and correctly set forth therein, and there is no content in such description which would make it misleading in any material respect.

(ii)

M&A Rules. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by PRC companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such PRC companies or individuals. Based on our understanding of the explicit provisions under the currently published and effective PRC Laws, except as disclosed in the Registration Statement, and assuming no offer, issuance or sale of the securities has been or will be made directly or indirectly within the PRC, it is currently not required to obtain a prior approval from the CSRC under the M&A Rules for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC Laws, and there can be no assurance that any PRC governmental agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(iii)

Announcement No. 43. On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or Announcement No. 43, which became effective on March 31, 2023. Under Announcement No. 43, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of Announcement No. 43. Pursuant to Announcement No. 43 and other related PRC laws and regulations currently in effect, the Company is required to submit filings with the CSRC for the Offering and should complete the filling procedures before its listing on the Nasdaq. As disclosed in the Registration Statement, the Company received approval from the CSRC under Announcement No. 43 on October 19, 2023. Furthermore, the Company will also be obliged to complete such filling procedures with the CSRC if the Company is required to re-perform its registration by Nasdaq or competent U.S. authorities, or if the Company seeks further financings after the Offering.

(iv)

Enforceability of Civil Procedures. There is uncertainty as to whether the PRC courts would (a) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (b) entertain original actions brought in each respective jurisdiction against the Company or the directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

(v)

Taxation. The statements made in the Registration Statement under sections entitled “Material Income Tax Consideration” with respect to the PRC tax laws and regulations, constitute our opinion and provide correct and accurate descriptions of the matters described therein in all material aspects.

(vi)

Statement in the Registration Statement. All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Regulations”, “Material Income Tax Consideration”, and “Legal Matters”, in each case insofar as such statements describe or summarize matters of PRC Laws, are correct and accurate in all material aspects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which would cause such statements to be misleading in any material respect.

This Opinion is subject to the following qualifications:

(i)	This Opinion is limited to matters of PRC Law in effect on the date of this Opinion;

(ii)	We have not investigated and do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction;

(iii)

This Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations of bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (b) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (c) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and any entitlement to attorneys’ fees and other costs; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is delivered by us in our capacity as the Company’s PRC counsel solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this Opinion and may not be used for any other purpose without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies.

This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be considered as a whole and no part should be extracted and referred to independently.

We hereby consent to the quotation or summarization of this Opinion in, and the filing hereof, as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

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(Signature page)

Yours faithfully,

AllBright Law Offices Hangzhou office

09/12/2024
(Date: MM/DD/YY)

/s/ LAO Zhengzhong, Esq.
LAO Zhengzhong, Esq.

/s/ CHEN Jiarong, Esq.
CHEN Jiarong, Esq.

Appendix A-List of PRC Subsidiaries

No.	English Names	Chinese Names

1	Hangzhou Xuhang Network Technology Co., Ltd.	杭州旭航网络科技有限公司

2	Huzhou Yinzhiya Network Technology Co., Ltd.	湖州印智亚科技有限公司

3	Wuhan Yinzhiya Network Technology Co., Ltd.	武汉印智亚科技有限公司

33 Significant PRC Subsidiaries of Hangzhou Xuhang Network Technology Co., Ltd.

1	Horgos Xumi Network Technology Co., Ltd.	霍尔果斯旭米网络科技有限公司

2	Horgos Pinyue Network Technology Co., Ltd.	霍尔果斯品悦网络科技有限公司

3	Horgos Weizan Network Technology Co., Ltd.	霍尔果斯微赞网络科技有限公司

4	Hangzhou Xingkong Internet Culture Communication Co., Ltd.	杭州星空互联文化传播有限公司

5	Hangzhou Jinting Conference Co., Ltd.	杭州金廷会务有限公司

6	Jiangxi Ku’o Technology Co., Ltd.	江西酷哦科技有限公司

Appendix A-1

7	Jiangsu Xuhang New Economy Technology Co., Ltd.	江苏旭航新经济科技有限公司

8	Qingdao Xuhang Digital New Economy Technology Co., Ltd.	青岛旭航数字新经济科技有限公司

9	Shanghai Xumi Digital Technology Co., Ltd.	上海旭米数字科技有限公司

10	Xiamen Xuhang Digital Technology Co., Ltd.	厦门旭航数字科技有限公司

11	Shanghai Pinzhang Network Technology Co., Ltd.	上海品彰网络科技有限公司

12	Qingdao Pinzhang Network Technology Co., Ltd.	青岛品彰网络科技有限公司

13	Hangzhou Pusheng Network Technology Co., Ltd.	杭州朴盛网络科技有限公司

14	Hangzhou Ruirong Network Technology Co., Ltd.	杭州瑞荣网络科技有限公司

15	Hangzhou New Circle Network Technology Co., Ltd.	杭州新圈网络科技有限公司

16	Xuhang Shuzhiyun Technology (Hangzhou) Co., Ltd.	旭航数智云科技（杭州）有限公司

Appendix A-2

17	Xuhang Digital (Henan) Technology Co., Ltd.	旭航数字（河南）科技有限公司

18	Hangzhou Xiqi Cultural Tourism Technology Co., Ltd.	杭州犀奇文旅科技有限公司

19	Yunnan Xumi Digital Technology Co., Ltd.	云南旭米数字科技有限公司

20	Jiangxi Xuzhixing Technology Co., Ltd.	江西旭之星科技有限公司

21	Hangzhou Youyou Culture and Tourism Technology Co., Ltd.	杭州攸游文旅科技有限公司

22	Anhui Jiayuan Information Technology Co., Ltd.	安徽甲元信息技术有限公司

23	Henan Xuhang Network Technology Co., Ltd.	河南旭航网络科技有限公司

24	Wenzhou Xumi Network Technology Co., Ltd.	温州旭米网络科技有限公司

25	Xumi (Fujian) Digital Technology Co., Ltd.	旭米（福建）数字科技有限公司

26	Wuhan Xuhang Digital Technology Co., Ltd.	武汉旭航数字科技有限公司

27	Hubei Xuhang Shuzhi Culture Co., Ltd.	湖北旭航数智文化有限公司

28	Beijing Hexian Lianjing Technology Co., Ltd.	北京合贤联京科技有限公司

29	Beijing Xuhangyi Visual Technology Co., Ltd.	北京旭航艺视感科技有限公司

Appendix A-3

30	Beijing Yunjia Lianjing Network Technology Co., Ltd.	北京云伽连京网络科技有限公司

31	Hangzhou Yongxu Lehang Digital Intelligence Technology Co., Ltd.	杭州永旭乐航数智科技有限公司

32	Hangzhou Xusheng Xinghang Network Technology Co., Ltd.	杭州旭昇兴航网络科技有限公司

33	Zhongrun Xuhang (Fuzhou) E-commerce Industry Co., Ltd.	中润旭航（福州）电商产业有限公司

Appendix A-4